EXHIBIT 10.7
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                             SECURED PROMISSORY NOTE

$556,000                                                      New York, New York
                                                          as of January 24, 2001


                  FOR VALUE RECEIVED, Brian P. Murphy, an individual with an address at 225 Central Park West, #1420, New York, New York 10024 ("Borrower"), hereby promises to pay to the order of U.S. Concepts, Inc., a New York corporation ("Payee") with an address at 16 West 22nd Street, 2nd Floor, New York, New York 10010, ON DEMAND, the principal sum of FIVE HUNDRED FIFTY SIX THOUSAND DOLLARS ($556,000), or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Payee to Borrower under this note ("Note"), on the earlier to occur of (i) March 31, 2002, and (ii) the date that Comedy Lab Productions, Inc. ("Comedy Lab") consummates an equity or debt financing transaction in which it receives gross proceeds in excess of $1,000,000.

                  The amount of each loan made by Payee to Borrower under this Note, the date each such loan is made, and the amount of payment or prepayment made by Borrower on account of such loans shall be endorsed by Payee on its books, and, prior to any transfer of this Note, endorsed by Payee on the schedule attached hereto or any continuation thereof. Such endorsements shall be final and conclusive absent manifest error. Any failure by the Payee to so endorse any such loan shall in no way mitigate or discharge the obligation of Payee to repay any loans actually made.

                  The outstanding principal amount of this Note shall not bear interest.

                  As security for his obligations hereunder, Borrower hereby assigns, transfers and pledges to Lender, and grants Lender a security interest in,(i) all payments payable to Borrower and Murphy Liquidating Corporation, a New York corporation (of which Borrower is the sole shareholder) formerly known as U.S. Concepts, Inc. ("Old US Concepts"), and all rights of Borrower and Old US Concepts, pursuant to Section 2.4(b) of that certain Asset Purchase Agreement dated as of December 29, 1998, by and among Borrower, Payee, Old US Concepts and CoActive Marketing Group, Inc. (formerly Inmark Enterprises, Inc.), (ii) all payments payable to Borrower, and the rights of Borrower, pursuant to Section
5.2 of that certain Employment Agreement dated as of December 29,1998 by and between Payee and Borrower, (iii) all indebtedness of Comedy Lab from time to time owed to Borrower, and (iv) all proceeds of the foregoing.

                  All payments due pursuant to this Note shall be made by check to Payee at its address set forth above, or in immediately available funds by wire transfer to Payee's account at such bank as Payee shall have previously designated to Borrower.

                  Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment may be made on the next succeeding business day.

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                  Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note, or any agreement or instrument evidencing or providing security for this Note, made by agreement of Payee and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Payee, any right, power or privilege under this Note shall operate as a waiver thereof nor shall simple or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

                  Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforce ability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  This Note is governed by and to be construed in accordance with the laws of the State of New York without regard to its doctrine of conflict of laws. Borrower, by its execution hereof, (i) agrees that any legal suit, action or proceeding arising from or related to this Note may be instituted in a state or federal court located in the State of New York; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (iii) irrevo cably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF PAYEE AND BORROWER WAIVES TRIAL BY JURY.


                                            /s/ BRIAN P. MURPHY
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                                            Brian P. Murphy

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